                                                                    EXHIBIT 10.4


                           STOCK PURCHASE AGREEMENT


                                  By and Among


                             SUNRISE TELECOM, INC.,
                           a California corporation,

                            HUKK ENGINEERING, INC.,
                             a Georgia corporation

                               CLIFFORD D. BROWN
                               ROBERT L. RICHARDS
                                JAMES A. BARKER


                                 July 30, 1999

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made this 30th day of July, 1999 (the "Effective Date") by and among Sunrise Telecom, Inc., a California corporation ("Parent"), Hukk Engineering, Inc., a Georgia corporation ("Hukk"), and Clifford D. Brown, Robert L. Richards, and James A. Barker (individually referred to herein as "Shareholder" and collectively as "Shareholders").

                                    RECITALS

     A. As of the date hereof, Clifford D. Brown owns 40,000 shares of common stock of Hukk, Robert L. Richards owns 26,667 shares of common stock of Hukk, and James A. Barker owns 2,062 shares of common stock of Hukk, which 68,729 shares of common stock collectively constitute all of the issued and outstanding capital stock of Hukk (the "Shares").

     B. The Shareholders desire to sell to Parent and Parent desires to purchase from the Shareholders the Shares under the terms and conditions set forth in this Agreement (the "Stock Purchase").

     C. Upon the consummation of the transactions contemplated herein, the parties intend that Hukk shall be a wholly-owned subsidiary of Parent.

     D. The Boards of Directors of Parent and Hukk each have determined that the transactions contemplated in this Agreement are in the best interests of their respective companies and shareholders and accordingly, have agreed to effect the Stock Purchase provided for herein upon the terms and subject to the conditions set forth herein.

     E. Parent, Hukk, and the Shareholders desire to make certain representations, warranties and agreements in connection with the Stock Purchase.

     THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                                   AGREEMENT

                                   ARTICLE 1

                           PURCHASE AND SALE OF STOCK

     1.1  Purchase and Sale of Shares. Upon execution of the Agreement and
          ---------------------------
subject to the terms and conditions contained herein, the Shareholders shall sell to Parent, and Parent shall purchase from the Shareholders, the Shares for the consideration as specified in Sections 1.3 and 1.4.

     1.2  Closing. The closing of the purchase and sale of the Shares (the
          -------
"Closing") shall take place in the offices of Hopkins & Carley, A Law Corporation, 2 West Santa Clara Struet, Sixth Floor, San Jose, California 95113 on July 30, 1999 (the "Closing Date").

     1.3  Purchase Price. The Purchase Price for the Shares shall be One Million
          --------------
Seven Hundred Thousand Dollars ($1,700,000) consisting of cash in the amount of Eight Hundred Thousand Dollars ($800,000); Promissory Notes for an aggregate principal amount of Four Hundred Fifty Thousand Dollars ($450,000); and One Hundred Thousand (100,000) shares of common stock of Parent at a per share value of $4.50.

     1.4  Payment of Purchase Price. The Purchase Price shall be paid to the
          -------------------------
Shareholders as follows:

          (a) At Closing, wire transfer in the amount of Eight Hundred Thousand Dollars ($800,000) as specified on Schedule 1.4(a).
                                   ---------------

          (b) At Closing, Promissory Notes in the aggregate amount of Four Hundred Fifty Thousand Dollars ($450,000) to each of the Shareholders payable in sixteen quarterly payments commencing October 30, 1999 with interest calculated at the Federal prime rate plus 2.5% in substantially the form attached hereto as Exhibits A-l, A-2, and A-3.
------------  ---      ---

          (c) At Closing, One Hundred Thousand (100,000) shares of common stock of Parent (the "Parent Shares") shall be issued in the name of each Shareholder subject to certain restrictions and legends as specified on Schedule 1.4(c).
                                                            ---------------

                                   ARTICLE 2

                         DIRECTORS AND OFFICERS OF HUKK

     2.1  Directors.  The directors of Hukk at Closing shall be as specified on
          ---------
Schedule 2.1 until their successors are duly appointed or elected in accordance
------------
with applicable law.

     2.2  Officers.  The officers of Hukk at Closing shall be as specified on
          --------
Schedule 2.2 until their successors are duly appointed or elected in accordance
------------
with applicable law.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF HUKK AND SHAREHOLDERS

     Except as set forth as written exceptions by Hukk and the Shareholders before the Closing, Hukk and each of the Shareholders represent and warrant to Parent as of the Closing Date as follows:

     3.1  Organization, Power, Standing and Qualification. Hukk is a corporation
          -----------------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Georgia and has full corporate power and authority to carry on its business as it is now being conducted, and to own, lease, and operate the properties and assets now owned, leased and operated by it. Hukk is duly qualified to do business and is in good standing in Georgia and as of the Closing Date in each and every other jurisdiction where the failure to qualify or to be in good standing would have a material adverse effect upon its financial condition, the conduct of its business, or the ownership of its property and assets, and such qualification and good standing is required by the laws of such jurisdiction.

     3.2  Power and Authority. Hukk and each Shareholder have the full corporate
          -------------------
power and authority or legal capacity and right, as the case may be, to execute, deliver, and perform this Agreement. This Agreement is a valid and binding obligation of Hukk and the Shareholders, enforceable in accordance with its terms.

     3.3  Validity of Contemplated Transactions; Consents. The execution,
          -----------------------------------------------
delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) contravene any provision of the Certificate of Incorporation or Bylaws of Hukk;

          (b) violate, be in conflict with, or constitute a default under (or any event which, with notice or lapse of time or both would constitute a default under), cause the acceleration of any payments or performance pursuant to, result in the termination of or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any property or asset of Hukk to any liens under any indenture, mortgage, contract, commitment, or agreement to which Hukk is a party, or any of its assets may be bound or affected; or

          (c) violate any provision of law, role, ordinance, regulation, order, judgment, permit, or license to which Shareholder or Hukk, or any of its assets, is subject. Except as set forth on Schedule 3.3 hereto, no consent, approval or
                                   ------------
authorization of, notice to, registration or filing with any person, entity or governmental authority is required on the part of the Shareholders or Hukk in connection with the execution, delivery and performance by the Shareholders or Hukk of this Agreement or the consummation of any of the transactions contemplated hereby.

     3.4  Capitalization of Hukk. As of the date hereof, Hukk's total authorized
          ----------------------
capital stock consists of One Hundred Thousand (100,000) shares of common stock and One Hundred Thousand (100,000) shares of preferred stock, of which Sixty-eight Thousand Seventy Nine (68,729) shares of common stock are outstanding and no (0) shares of preferred stock are outstanding. All of such outstanding shares have been duly authorized and validly issued, and are fully paid, and non-assessable. Except as set forth on Schedule 3.4 hereto, there are no outstanding
                                   ------------
options, warrants, conversion privileges, subscription, calls, commitments, or rights of any character relating to the Shares or any authorized but unissued capital stock of Hukk.

     3.5  Ownership of Shares. Except for the rights acquired by Parent pursuant
          -------------------
to this Agreement, and except as set forth on Schedule 3.5, the Shareholders
                                              ------------
hold all of the legal and
beneficial ownership of and title to the Shares, free and clear of any liens. Each Shareholder owns the number of Shares listed to the right of his name on
Schedule 3.5. Delivery to the Parent of certificates representing the Shares
------------
pursuant to this Agreement will transfer to Parent valid title thereto, free and clear of all liens. No Shareholder has a legal obligation, absolute or contingent, to any other person or firm to sell any of the Shares or to effect any merger, consolidation, or other reorganization of Hukk or to enter into any agreement with respect to the Shares.

     3.6  Title to Properties. Except as set forth in Schedule 3.6 hereto, Hukk
          -------------------                         ------------
has good, valid and marketable title to, or valid leasehold interests in, all of its properties and assets, real, personal, and mixed, tangible and intangible including all of the properties and assets reflected on the latest balance sheet of Hukk that is included in the Financial Statements (as defined in Section 3.8 hereof) and those properties and assets acquired since the date of such balance sheet, except in each case for properties and assets sold or otherwise disposed of in the ordinary course of business, free and clear of all liens, except (a) liens disclosed in such balance sheet or the notes thereto; (b) liens for current taxes not yet due (c) liens in connection with workmen's compensation, unemployment insurance, or other social security obligations; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business; (e) mechanic's, workmen's, materialmen's, or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; and (f) such imperfections of title, liens, easements, and encumbrances, if any, as are not substantial and do not materially detract from the value, or materially interfere with the present use, of any of the properties subject thereto or affected thereby, or otherwise materially impair the business, operations, or prospects of Hukk.

     3.7  Intangibles; Names. Schedule 3.7 contains a correct and complete list
          ------------------  ------------
of all of the trademarks, trade names, service marks, registered copyrights, patents and patent applications owned or licensed by Hukk (all of such items are referred to hereinafter collectively as the "Intangibles"). To the knowledge of the Shareholders; (a) none of the Intangibles or their past or current uses has infringed or infringes, upon any patent, copyright, trade secret or other proprietary right of any other person, and (b) no person is infringing upon any of the Intangibles. In addition, none of the Intangibles is owned by or registered in the name of any of the Shareholders or any current or former shareholder, director, officer, employee, contractor or agent of Hukk, nor does any such person have any interest therein. To the best knowledge of the Shareholders, no person has a right to receive a royalty with respect to any of the Intangibles.

     3.8  Financial Information.
          ---------------------

          (a) Shareholder has delivered to Parent financial statements for the fiscal year ending December 31, 1998, the six-month period ended June 30, 1999, and the period from June 30, 1999 through Closing Date (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition of Hukk and the results of its operations for the period ended on such date.

          (b) Except as set forth in Schedule 3.8, Hukk has no debts,
                                     ------------
liabilities or obligations of any nature, known or unknown, fixed or contingent, other than:

               (i) those set forth in the Financial Statements and the notes thereto;

               (ii) those incurred since the Balance Sheet Date and not in breach of any of the representations of Section 3.14; and

               (iii) those which are not material, individually or in the aggregate, to Hukk's business, assets or financial condition. To the knowledge of the Shareholders, there are no circumstances, bases (either with notice, lapse of time or both), conditions, events or arrangements which may hereafter give rise to any liabilities of Hukk except in the ordinary course of business consistent with past practices.

     3.9  Tax Matters. Except as set forth on Schedule 3.9 attached hereto, Hukk
          -----------                         ------------
has duly filed all federal, state, foreign and local tax returns and reports required to be filed by it, and all of Hukk's taxes shown to be due on such returns and reports or otherwise due and payable, including income, gross receipt, and other taxes and any penalties with respect thereto, have been paid, withheld, or reserved for or, to the extent that they relate to periods on or prior to the date of the Financial Statements, are reflected as a liability on the Financial Statements. Except as set forth on Schedule 3.9. attached hereto,
                                                 ------------
no federal, state, local or foreign tax audit is pending or, to the knowledge of the Shareholders, has been threatened against Hukk. No notice of deficiency or adjustment has been received by Hukk or any Shareholder by or from any governmental taxing authority. There are no agreements or waivers in effect which provide for an extension of time for the assessment of any tax against Hukk. Correct and complete copies of the following have been delivered by Hukk or the Shareholders to Parent: Hukk's federal, state, and local tax returns for all taxable periods for which the applicable statute of limitations remains open and all correspondence with the Internal Revenue Service relating to any of the foregoing.

     3.10  Litigation; Compliance with Law. Except as set forth in Schedule
           -------------------------------                         --------
3.10(a) hereto, there is no suit, action, claim, arbitration, administrative or
-------
legal or other proceeding, or governmental investigation pending or, to Shareholders' knowledge, threatened against Hukk or the Shareholders which relate to Hukk or to the transactions contemplated by this Agreement. A correct and complete list and brief description, including outcome, of all claims threatened or filed against Hukk within the last five (5) years is set forth on
Schedule 3.10(a). To the best of the Shareholders' knowledge, Hukk is in
----------------
compliance with all applicable laws, ordinances, requirements, regulations, judgments, decrees and orders applicable to Hukk, the violation of which, individually or in the aggregate, might have a material adverse effect on the financial condition, business, results of operations, properties, or assets of Hukk, or Parent's ownership of the Shares. Hukk holds all permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions and orders ("Permits") necessary or appropriate to permit it to own its properties and to conduct its business in accordance with applicable laws, regulations and ordinances. Schedule 3.10(b) contains a correct and complete list of all
                ----------------
such Permits. Except as noted on Schedule 3.10(c), to the best of the
                                 ----------------
Shareholders' knowledge, there are no facts in existence that could form the basis of any claim against Hukk for product liability on account of any express or implied warranty.

     3.11  ERISA Matters.
           -------------

          (a) Schedule 3.11(a) sets forth a true and complete list of each
              ----------------
employee benefit or compensation plan, arrangement or agreement that is maintained, or has been maintained by Hukk (including terminated or transferred plans) by Hukk or to which Hukk makes contributions and in each case, which covers employees of Hukk (the "Plans"). Hukk has provided correct and complete copies of all plan documents, summary plan descriptions, annual reports, determination letters, trust agreements and other material agreements relating to the Plans.

          (b) Except as set forth in Schedule 3.11(b),
                                     -----------------

               (i) each of the Plans that is an "employee benefit plan" within the meaning of (S) 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") materially complies and has always materially complied with ERISA, to the extent that any noncompliance would not have a materially adverse effect ;

               (ii) each of the Plans intended to be "qualified" within the meaning of I.R.C. (S) 401 (a), complies and has always materially complied with the Code, except such non-compliance as shall not disqualify such Plan;

               (iii) each of the Plans has always been operated in accordance with its terms in all material respects;

               (iv) all contributions or other amounts payable by Hukk as of the Closing Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and I.R.C (S) 412;

               (v) to the knowledge of the Shareholders, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     3.12  Insurance. Hukk has maintained and maintains insurance covering
           ---------
Hukk's business, assets, the premises and its employees sufficient to comply with all applicable laws and contracts. Schedule 3.12 is an accurate list of
                                        -------------
each insurance policy owned or maintained by Hukk, correct and complete copies of which have been delivered to Parent, and all such policies are in full force and effect and with respect to product liability insurance policies for prior periods, as enumerated on Schedule 3.12, such insurance was in full force and
                          -------------
effect for the applicable periods. Hukk has not received any notice of cancellation with respect to any such policy. No claims are pending under any such policy, and there are no actions or proceedings based on or arising out of such policies, except as explained on Schedule 3.12 and
                                      -------------
except for claims covered under any employee health insurance plan. To the knowledge of the Shareholders, there is no basis for the insurer thereunder to terminate any such policy other than upon the expiration of the policy at the end of its term in accordance with the provisions of such policies.

     3.13  Contracts. Schedule 3.13 lists all contracts, licenses, guaranties,
           ---------  -------------
notes, leases, agreements and instruments to which Hukk is a party, or is bound ("Contracts"). Except as noted on Schedule 3.13, Hukk has in all material
                                  -------------
respects performed all the material obligations required to be performed by Hukk as of the date hereof pursuant to any Contract, and Hukk is not in default under any Contract, nor, to the Shareholders' knowledge, has an event occurred which, with the passage of time or giving of notice or both, will result in the occurrence of a default under any Contract. Schedule 3.13 contains a correct and
                                            -------------
complete list of all powers of attorney, forms of warranties, and forms of purchase orders, sales contracts and service contracts, whether or not material to the business of Hukk or entered into in the ordinary course of business. A correct and complete copy of each of such document has been provided to Parent.

     3.14  Other Transactions. Except as disclosed on Schedule 3.14 hereto, Hukk
           ------------------                         -------------
has not, since the Balance Sheet Date;

          (a) operated its business except in the ordinary course;

          (b) incurred any debts, liabilities or obligations except in the ordinary course of business;

          (c) discharged or satisfied any material liens, or paid any material debts, liabilities, or obligations, except in the ordinary course of business;

          (d) mortgaged, pledged, or subjected to any Lien any of its assets, tangible or intangible, having a book value of more than Twenty Thousand Dollars ($20,000) individually or in the aggregate;

          (e) sold or transferred any of its tangible assets (other than inventory in the ordinary course of business) having a book value of more than Twenty Thousand Dollars ($20,000), or canceled any material debts or claims;

          (f) declared, set aside, or paid any dividend or made any other distribution (whether in cash, stock or property) with respect to any of Hukk's capital stock;

          (g) suffered any material extraordinary losses or waived any rights of substantial value;

          (h) suffered any materially adverse change in its condition (financial or otherwise) or business, assets, liabilities, properties or prospects;

          (i) increased compensation or benefits payable to any directors, officers, employees or consultants;

          (j) suffered any material losses by theft, fire or other casualty;

          (k) canceled or suffered the termination of any Contract except in the ordinary course of business; or

          (l) failed to operate the business of Hukk in the ordinary course.

     3.15  Bank Accounts. Schedule 3.15 hereto lists the name and address of
           -------------  -------------
each bank and other financial institution in which Hukk maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box and the account numbers and names of persons having signing authority or other access thereto.

     3.16  Compensation Arrangements. Hukk has delivered to Parent, on Schedule
           -------------------------                                   --------
3.16 hereto, a correct list showing the names of all officers, employees, and
----
agents performing services for Hukk in connection with its business and the rate of hourly, monthly, or annual compensation (as the case may be), and any bonus, severance or similar arrangement with any of them. No union or collective bargaining agreement or employment agreement is currently in effect or being negotiated by Hukk.

     3.17  Corporate Records. The copies of the Certificate of Incorporation of
           -----------------
Hukk, as amended to the date of this Agreement, certified by the Secretary of Hukk, and the Bylaws of Hukk, as amended to the date of this Agreement, certified by the Secretary of Hukk, which are being delivered herewith, are true, correct, and complete copies of the Certificate of Incorporation and Bylaws as currently in effect. Schedule 3.17 sets forth a true and correct list
                               -------------
of the names and titles of all of Hukk's current directors and officers, any fictitious names of Hukk and the jurisdictions, if any, in which Hukk is qualified as a foreign corporation. Correct and complete copies of Hukk's minute books and stock records have been delivered to the Parent.

     3.18  Environmental Matters.
           ---------------------

          (a) "Environmental Law" shall mean any federal, state or local statute, ordinance, role or regulation, any judicial or administrative order, judgment, request or directive, any common law doctrine or theory and any provision or condition of any Permit, license or other operating authorization, primarily relating to (A) protecting the environment, including without limitation protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge or emission (whether past or present) of, or regarding the manufacture, processing, importation, use, transportation, generation, treatment, storage, disposal, transportation or handling of, any chemical, raw material, pollutant, contaminant or toxic, hazardous or radioactive substance; (B) occupational or public health or safety; or (C) land use.

          (b) Except as indicated in Schedule 3.18, Hukk is, or will be prior to
                                     -------------
the Closing Date, in compliance with all Environmental Laws and in possession of and compliance with all necessary Permits, licenses and other authorizations. To the knowledge of the Shareholders, the present condition of Hukk and its property, Hukk's present or past activities or manner of operating Hukk and its property (including the real property which is currently leased by Hukk (the "Leased Property")) including, but not limited to, disposing or arranging for the disposal of waste materials, does not give rise to any liability to any person, contingent or otherwise, under any Environmental Law. Hukk has fully disclosed to Parent all documents and information in its possession and control regarding activities and conditions relating to Hukk and the Leased Property which could in the future result or may in the past have resulted in noncompliance with, or liability under, any Environmental Law.

          (c) To the actual knowledge of the Shareholders, there are no proposed Environmental Laws or amendments to Environmental Laws which would require any material change in any of Hukk's facilities, equipment, operation or procedures, or materially affect Hukk's business or its costs of conducting its business as now conducted, and to the Shareholder's knowledge, the operation by the owner of the building within which Hukk's Leased Property is located is and has been in compliance with all Environmental Laws.

     3.19  Suppliers and Customers. Except as set forth on Schedule 3.19, no
           -----------------------                         -------------
single customer accounted for more than five percent (5%) of Hukk's net sales in Hukk's most recent fiscal year. To the best of Shareholder's knowledge, except as disclosed on Schedule 3.19, no officer or director of Hukk, nor any spouse or
                -------------
child of any such officer or director, nor any trust of which any such officer or director is a grantor, trustee or beneficiary, has any ownership interest in or is a director, officer or employee of, or consultant to, any entity which is a competitor, potential competitor or supplier of Hukk, or has any ownership interest, in whole or in part, in any property, asset or right which is associated with any property, asset or right owned or purported to be owned by Hukk or which Hukk is at present operating or using or the use of which is necessary or material to Hukk's business, or has, directly or indirectly, engaged in any transaction with Hukk other than transactions inherent in the capacities of director, officer, employee, consultant or stockholder.

     3.20  No Subsidiaries. Except as set forth on Schedule 3.20, Hukk does not
           ---------------                         -------------
own or control, in whole or in part, directly or indirectly, any corporation, association, partnership or other business entity.

     3.21  Knowledge. When used in this Agreement, "to the knowledge" of Hukk,
           ---------
the Shareholder or the Shareholders means the Shareholder's actual knowledge or information that the Shareholder would know had the Shareholder conducted a reasonable investigation and inquiry (including inquiry of the officers of Hukk with respect to the matters covered by such representations and warranties) and an examination of whatever sources of information as are accessible to Shareholder in order to verify the truth and accuracy of representations and warranties. Shareholder acknowledges that Parent has relied and will rely on such representations and warranties in executing this Agreement and in closing the acquisition of the Shares pursuant to this Agreement, and agrees, prior to the Closing Date, to promptly notify Parent in writing of any knowledge Shareholder may obtain of any material change affecting such representations and warranties.

     3.22  Availability of Information. Parent has made available for
           ---------------------------
examination by Hukk and the Shareholders and their representatives, copies of the documents listed on Schedule 3.22, and has provided Hukk the opportunity to
                        -------------
examine such other documents and ask such questions of Parent as Hukk and each Shareholder have deemed necessary, and Hukk and each Shareholder have received satisfactory answers from Parent (or persons acting on Parent's behalf) concerning the business of Parent, its affiliates, the entities it currently plans to acquire and/or merge with, and the terms and conditions of the transactions described herein. Notwithstanding the foregoing, nothing contained in this representation shall affect the covenants, agreements, representations and warranties made by Parent under this Agreement.

     3.23  Investor Representations of Shareholders. In connection with the
           ----------------------------------------
issuance and sale of common stock of Parent to each of the Shareholders as set forth in Schedule 1.4(c), each Shareholder represents that he is acquiring the Parent Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Shareholder understands that the Parent Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act. Shareholder further understands that the Parent Shares have not been registered with, or qualified by, any state securities authorities by reason of a specific exemption from the registration or qualification provisions of such states. Such exemptions afforded by the Securities Act and applicable state law depend, among other things, on the bona fide nature of Shareholder's investment intent and the accuracy of Shareholder's representations as expressed herein. Shareholder understands that no public market now exists for any securities of Parent, that Parent has made no assurances that a public market will ever exist for the Shares, and that, even if such a public market exists at some future time, Parent might not then be satisfying the current public information requirements of Rule 144. Shareholder understands that Parent is under no obligation, and makes no commitment, to register the Shares with the Securities and Exchange Commission for sale to the public. Each Shareholder shall execute Investor's Certificates which set forth more fully the investor representations above.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to Hukk and to the Shareholders as follows:

     4.1  Organization and Good Standing. Parent is a corporation duly organized
          ------------------------------
and validly existing under the laws of California, and has full corporate power and authority to carry on its business as it is now being conducted, and to own and operate the properties and assets now owned and operated by it. Parent is duly qualified to do business in each and every jurisdiction where the failure to qualify would have a material adverse effect upon its financial condition, the conduct of its business or the ownership of its property and assets.

     4.2  Corporate Power and Authority. Parent has full corporate power and
          -----------------------------
authority to enter into this Agreement and to perform all of its covenants and undertakings herein set forth. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, and this Agreement is a valid and binding obligation of Parent, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally.

     4.3  Conflict with Authority, Bylaws, etc. Neither the execution and
          ------------------------------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby in the manner herein provided will:

          (a) contravene any provision of the Certificate of Incorporation or Bylaws of Parent;

          (b) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any lease, license, permit, authorization, or approval applicable to Parent; or

          (c) to the knowledge of Parent, violate any provision of law, role, regulation, order, or permit to which Parent is subject.

     4.4  No Conflict with Other Instruments. The execution, delivery and
          ----------------------------------
performance of this Agreement by Parent will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which Parent is a party or by which Parent or its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     4.5  Validity of Agreement. This agreement has been duly executed and
          ---------------------
delivered by Parent and is the legal, valid and binding obligation of Parent in accordance with its terms.

                                   ARTICLE 5

         ACTIVITIES BY HUKK AND SHAREHOLDERS PRIOR TO THE CLOSING DATE

     5.1  Operation of Business. Hukk and each Shareholder hereby agree, jointly
          ---------------------
and severally, that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement and except as otherwise agreed to in writing by Parent, Hukk shall conduct its business solely in the ordinary course, and the Shareholders and Hukk shall:

          (a) not amend Hukk's Certificate of Incorporation or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

          (b) not change Hukk's corporate name or permit the use thereof by any other corporation;

          (c) not pay or agree to pay to any employee, officer, or director of Hukk any increase in compensation other than in the ordinary course of business;

          (d) not make any changes in Hukk's management;

          (e) not merge or consolidate Hukk with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity;

          (f) not amend or permit Hukk to default in any of its obligations under any of the Contracts;

          (g) not declare or pay any dividend or make any distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock;

          (h) not sell or transfer any of Hukk's tangible or intangible assets having an aggregate book value of One Thousand Dollars ($1,000) or more, other than sales of inventory in the ordinary course of business, or create any lien or encumbrance on any of Hukk's assets or permit Hukk to incur any debt liability or obligation, permit Hukk to waive any right or cancel any debt or claim, enter into any contract or agreement involving amounts exceeding One Thousand Dollars ($1,000);

          (i) conduct Hukk's business in a diligent manner, and not make any material change in its business practices; and

          (j) in good faith use their best efforts to (i) preserve Hukk's business organization intact; (ii) keep available the services of its current officers, employees, salesmen, agents and representatives; and (iii) maintain the good will of its suppliers, customers and other persons having business relations with Hukk and (iv) maintain all of its properties in good repair, order and condition, and maintain in effect all of the insurance policies listed on Schedule 3.12.
   -------------

     5.2  Confidentiality. Except as contemplated by this Agreement, Hukk and
          ---------------
each Shareholder agree jointly and severally to maintain in confidence and to not use or disclose to any third person any confidential or proprietary information or documents relating to Parent or any portion of its business that is provided to Shareholder or Hukk by Parent in connection with the consummation of the transactions contemplated by this Agreement, as provided by and according to the terms of the Confidentiality and Non-Disclosure Agreement, dated as of May 16, 1999, by and among Hukk, the Shareholders and Parent, which agreement shall survive the signing of this Agreement but not the Closing.

     5.3  Access to Information. Hukk and the Shareholders agree, joint and
          ---------------------
severally, to cooperate fully with Parent and shall provide Parent and its accountants, counsel, and other representatives, during normal business hours (or otherwise agreed upon by Hukk), full access to the books, records, equipment, real estate, contracts, and other assets of Hukk and full opportunity to discuss Hukk's business, affairs, and assets with its officers and independent accountants and furnish to Parent and its representatives copies of such documents, records, and information with respect to the affairs of Hukk, as Parent or its representatives may reasonably request and without unreasonably disrupting the ordinary conduct of Hukk's business.

     5.4  Best Efforts. Between the date of this Agreement and the Closing Date,
          ------------
Hukk and the Shareholders shall use their best efforts to cause the conditions in Article 7 to be met.

                                   ARTICLE 6

                 ACTIVITIES BY PARENT PRIOR TO THE CLOSING DATE

     6.1  Confidentiality. Except as contemplated by this Agreement, Parent
          ---------------
shall maintain in confidence and not use or disclose to any third person any confidential or proprietary information or documents relating to the Shareholders or Hukk or any portion of their business that is provided to Parent by the Shareholders or Hukk in connection with the consummation of the transactions contemplated by this Agreement, as provided by and according to the terms of the Confidentiality and Non-Disclosure Agreement, dated as of May 16, 1999, by and among Hukk, the Shareholders and Parent, which agreement shall survive the signing of this Agreement but not the Closing.

     6.2  Access to Information. Parent agrees to cooperate fully with Hukk and
          ---------------------
the Shareholders and, to the extent Parent would provide such information to employees and minority shareholders of Parent, shall provide Hukk and the Shareholders and their accountants, counsel, and other representatives, during normal business hours (or otherwise agreed upon by Parent), full access to the books and records of Parent and full opportunity to discuss Parent's business, affairs, and assets with its officers and independent accountants and furnish to Hukk and the Shareholders and their representatives copies of such records and information with respect to the affairs of Parent as Hukk and Shareholder or their representatives may reasonably request and without unreasonably disrupting the ordinary conduct of Parent's business. Specific detail human resources and stock ownership or stock option information which requires confidentiality may not be made available and is agreed by Hukk and the Shareholders to remain confidential to authorized personnel and officers of Parent.

     6.3  Employee Incentive Stock Options for Shareholders. Parent shall grant
          -------------------------------------------------
Shareholders options to purchase an aggregate of Fifty Thousand (50,000) shares of common stock of the Company pursuant to the terms and conditions of Stock Option Agreements in substantially the form attached hereto as Exhibit B-1, B-2,
                                                               -----------  ---
and B-3.
    ---

     6.4  Best Efforts. Between the date of this Agreement and the Closing Date,
          ------------
Parent will use its best efforts to cause the conditions in Article 7 to be met.

                                   ARTICLE 7

                      CONDITIONS PRECEDENT TO THE CLOSING

     7.1  Obligation of Parent to Close. The obligations of Parent to consummate
          -----------------------------
the Stock Purchase shall be subject to the satisfaction or the waiver by Parent of the following conditions on or prior to the Closing Date:

          (a) Compliance with Agreement. Hukk and each Shareholder shall have
              -------------------------
performed all covenants and agreements to be performed by Hukk or the Shareholders under this Agreement on or prior to the Closing Date, and all of the representations and warranties of Hukk and each Shareholder set forth herein shall be true and correct in all respects as of and with respect to the Closing Date to the same extent as if given on that date after giving effect to any supplements to the Schedule of Exceptions made after the date hereof. Hukk and the Shareholders shall have delivered to Parent a certificate to such effect dated the Closing Date.

          (b) Litigation Affecting Closing. On the Closing Date, no proceeding
              ----------------------------
brought by any individual or entity other than the Parties shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (c) Required Consents. The holders of any material indebtedness of
              -----------------
Hukk, and the parties to any contracts, to the extent that their consent or approval is required under the pertinent agreement for the consummation of the transaction contemplated hereby in the manner provided herein or the continuation of such agreement without termination or penalty to Hukk, shall have granted such consent or approval.

          (d) Deliveries. Hukk and the Shareholders shall have delivered to
              ----------
Parent the following:

               (i) The Noncompetition Agreements with each of the Shareholders referenced in Section 11.1 executed by the Shareholder party thereto.

               (ii) The Employment Agreements between Hukk and each of the Shareholders in the forms attached hereto as Exhibits C-l, C-2, and C-3 executed
                                             ------------  ---      ---
by the Shareholders party thereto.

               (iii) The Certificate of Hukk referenced in Section 7.1(a) executed by a duly authorized officer of Hukk.

               (iv) Investor's Certificates executed by each Shareholder as referenced in Section 3.23.

          (e) Liens on Stock. Shareholders shall have obtained releases of all
              --------------
liens on or claims to the Shares, including those listed on Schedule 3.5, or
                                                            ------------
made arrangement satisfactory to Parent regarding such liens or claims.

          (f) Materially Adverse Information as to Hukk. Parent shall not have
              -----------------------------------------
become aware of any materially adverse information as to Hukk's financial condition, business or prospects as a result of Parent's due diligence investigation of Hukk.

     7.2  Obligation of Hukk and Shareholder to Close. The obligations of Hukk
          -------------------------------------------
and the Shareholders to consummate the Stock Purchase shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a) Compliance with Agreement. Parent shall have performed all
              -------------------------
covenants and agreements to be performed by it under this Agreement on or prior to the applicable Closing Date and shall have delivered to the Shareholders a certificate dated as of such Closing Date, signed on behalf of Parent by its President, to the effect that the transactions contemplated by this Agreement were duly authorized by all necessary corporate action on the part of Parent.

          (b) Litigation Affecting Closing. On the Closing Date, no proceeding
              ----------------------------
brought by any individual or entity other than the Parties shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby.

          (c) Noncompetition Agreements. Parent shall have executed and
              -------------------------
delivered to Shareholder the Noncompetition Agreements referenced in Section
11.1.

          (d) Materially Adverse Information as to Parent. Hukk shall not have
              -------------------------------------------
become aware of any materially adverse information as to the Parent's financial condition, business or prospects as a result of Hukk's due diligence investigation of the Parent.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1  By Hukk and the Shareholders. The representations and warranties of
          ----------------------------
Hukk and Shareholders in Section 3 of this Agreement shall survive the Closing. From and after the Closing Date, Hukk and the Shareholders shall indemnify and hold harmless Parent, Hukk and their respective officers, directors, employees, shareholders and agents from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (collectively, "Losses"), that any of them may suffer or incur, resulting from, related to, or arising out of any misrepresentation or breach of any representation and warranty by the Shareholders or Hukk contained in this Agreement, any breach of warranty, breach of guarantee, or nonfulfillment of any of the respective covenants of the Shareholders or Hukk in this Agreement or from any misrepresentation in or omission from any Schedule to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to Parent hereunder and any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

     8.2  By Hukk Regarding License Dispute. In addition to the indemnification
          ---------------------------------
obligations in Section 8.1, the Shareholders shall jointly and severally indemnify and hold harmless Parent and Hukk from and against any Losses arising from the patent infringement dispute between Hukk and ComSonics, Inc. regarding ComSonics, Inc.'s U.S. Patent No. 4,685,065; provided, however, that payments made and expenses incurred by Hukk or Parent pursuant to the obligations or Hukk set forth in the License Agreement between Hukk and ComSonics, Inc. shall not constitute "Losses" as such term is used herein.

     8.3  By Parent. The representations and warranties of Parent in Section 4
          ---------
of this Agreement shall survive the Closing. From and after the Closing Date, Parent agrees to indemnify and hold harmless the Shareholders and Hukk and its officers, directors, employees, shareholders and agents from and against any and all losses that any of them may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Parent in this Agreement or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to the Shareholders or Hukk by Parent hereunder and any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims arising out of any of the foregoing.

     8.4  Notice. Promptly after acquiring knowledge of any Losses against which
          ------
Hukk and the Shareholders have indemnified Parent or against which Parent has indemnified Hukk and the Shareholders, or as to which any party may be liable, Hukk and the Shareholders or Parent, as the case may be, shall give to the other party written notice thereof. Each indemnifying party shall, at its own expense, promptly defend, contest or otherwise protect against any Losses against which it has indemnified an indemnified party, and each indemnified party shall receive from the other party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the other party who are familiar with the transactions out of which any such Losses may have arisen. The indemnifying party shall have the right to control the defense of any such proceeding unless it is relieved of its liability hereunder with respect to such defense by the indemnified party. The indemnifying party shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such matter involving the asserted liability of the indemnified party. In the event that the indemnifying party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the indemnified party of its intention to do so. In the event that an indemnifying party, after written notice from an indemnified party, fails to take timely action to defend the same, the indemnified party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the indemnifying party.

                                   ARTICLE 9

                              BROKERAGE; EXPENSES

     9.1  Brokerage. None of the parties, nor, where applicable, any of their
          ---------
respective shareholders, officers, directors or employees, has employed or will employ any broker, agent, finder, or consultant, and each Party represents to the other Parties that such Party has not incurred nor will the other Parties incur any liability for any brokerage fees, commissions, finders' fees, or other fees, in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     9.2  Expenses. Except as otherwise expressly provided in this Agreement,
          --------
each of the parties agrees to bear its own expenses of any character incurred in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 10

                          TERMINATION PRIOR TO CLOSING

     10.1  Termination of Agreement. This Agreement may be terminated at any
           ------------------------
time prior to the Closing:

          (a) Mutual Consent. By the mutual consent of Parent, Hukk and the
              --------------
Shareholders;

          (b) Material Breach. By Parent, Hukk or Shareholder in writing,
              ---------------
without liability, if the other party shall (1) fail to perform in any material respect its agreements contained herein required to be performed by, in, on or prior to the Closing Date or (2) materially breach any of its representations, warranties, agreements, or covenants contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party's intent to terminate this Agreement pursuant hereto; or

     10.2  Termination of Obligations. Termination of this Agreement pursuant to
           --------------------------
this Article 10 shall terminate all obligations of the parties hereunder, except for the obligations set forth in Article 9.

                                   ARTICLE 11

                             POST-CLOSING COVENANT

     11.1  Covenant Not To Compete. For a period of four years following the
           -----------------------
Closing, the Shareholders agree not to compete directly or indirectly with Parent as more fully set forth in Non-Competition Agreements in the forms attached hereto as Exhibits D-1, D-2, and D-3.
                   ------------  ---      ---

                                   ARTICLE 12

                                    GENERAL

     12.1  Entire Agreement; Amendments. This Agreement constitutes the entire
           ----------------------------
understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, or terminated only by a written instrument duly executed by all of the parties.

     12.2  Headings. The headings in this Agreement are for convenience of
           --------
reference only and shall not affect its interpretation.

     12.3  Gender; Number. Words of gender may be read as masculine, feminine,
           --------------
or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

     12.4  Exhibits and Schedules. Each Exhibit and Schedule referred to herein
           ----------------------
is incorporated into this Agreement by such reference.

     12.5  Severability. If any provision of this Agreement is held illegal,
           ------------
invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

     12.6  Notices. All notices, requests, demands, waivers, consents,
           -------
approvals, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, sent by telegram, telex or sent by certified or registered mail or same day or overnight courier service, postage prepaid, return receipt requested, to the following addresses:

          If to Parent, to:

               Sunrise Telecom, Inc.
               22 Great Oaks Boulevard
               San Jose, CA 95119
               Attention: Paul Chang, President
               Facsimile: (408) 972-2158

          With a copy to:

               Hopkins & Carley
               A Law Corporation
               2 West Santa Clara Street, Sixth Floor
               San Jose, CA 95113
               Attention: Gail M. Hashimoto, Esq.
               Facsimile: (408) 998-4790

          If to Hukk, to:

               Hukk Engineering, Inc.
               3250-D Peachtree Corners Circle
               Norcross, GA 30092
               Attention: Clifford D. Brown
               Facsimile: (770) 446-6850

          If to Clifford D. Brown, to:

               9430 Dominion Way
               Alpharetta, GA 30202
               Attention: Clifford D. Brown
               Facsimile: (770) 446-6850

          With a copy to:

               Hassett, Cohen, Goldstein, LLP
               990 Hammond Drive, Suite 990
               Atlanta, VA 30328
               Attention: Joseph Gottlieb
               Facsimile: (770) 901-9417
               If to Robert L. Richards, to:

               1015 Hembree Grove Drive
               Roswell, GA 30076
               Attention: Robert L. Richards
               Facsimile: (770) 446-6850

          With a copy to:

               Hassett, Cohen, Goldstein, LLP
               990 Hammond Drive, Suite 990
               Atlanta, VA 30328
               Attention: Joseph Gottlieb
               Facsimile: (770) 901-9417

          If to James A. Barker, to:

               108 Indian Branch
               Lawrenceville, GA 30243
               Attn: James A. Barker
               Facsimile: (770) 446-6850

          With a copy to:

               Hassett, Cohen, Goldstein, LLP
               990 Hammond Drive, Suite 990
               Atlanta, VA 30328
               Attention: Joseph Gottlieb
               Facsimile: (770) 901-9417

     Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

     12.7  Waiver. The failure of any party to insist upon performance of any of
           ------
the terms or conditions of this Agreement shall not constitute a waiver of any of his/its rights hereunder.

     12.8  Assignment. No party may assign any of his/its rights or delegate any
           ----------
of his/its obligations hereunder without the prior written consent of the other parties.

     12.9  Successors and Assigns. This Agreement binds, inures to the benefit
           ----------------------
of, and is enforceable by the successors and permitted assigns of the parties and does not confer any rights on any other persons or entities.

     12.10  Governing Law. This Agreement shall be construed and enforced in
            -------------
accordance with California law.

     12.11  No Benefit to Others. The representations, warranties, covenants,
            --------------------
and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

     12.12  Publicity. During the period ending on the Closing Date, all notices
            ---------
to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated, and agreed to by Hukk and Parent. During the period ending on the Closing Date, the Shareholders shall not act unilaterally in this regard without the prior approval of Parent; provided, however, that such approval shall not be unreasonably withheld by Parent.

     12.13  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                            [Execution Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              PARENT:

                              SUNRISE TELECOM, INC.

                              By:  /s/ Paul Chang
                                   --------------
                                   Paul Chang, President


                              HUKK:

                              HUKK ENGINEERING, INC.

                              By:    /s/ Clifford D. Brown
                                     ---------------------
                              Title: President
                                     ---------


                              SHAREHOLDERS:

                              /s/ Clifford D. Brown
                              ---------------------
                              Clifford D. Brown

                              /s/ Robert L. Richards
                              ----------------------
                              Robert L. Richards

                              /s/ James E. Barker
                              -------------------
                              James E. Barker


                  [Signature Page to Stock Purchase Agreement]

                                   SCHEDULES

Payment Purchase Price Wire Transfer At Closing                    Schedule 1.4(a)
-----------------------------------------------------------------------------------------
 Parent Shares Issued At Closing                                   Schedule 1.4(c)
-----------------------------------------------------------------------------------------
 Directors Of Hukk At Closing                                      Schedule 2.1
-----------------------------------------------------------------------------------------
 Officers Of Hukk At Closing                                       Schedule 2.2
-----------------------------------------------------------------------------------------
 Validity Of Contemplated Transactions/Consents Of Hukk            Schedule 3.3
-----------------------------------------------------------------------------------------
 Capitalization Of Hukk                                            Schedule 3.4
-----------------------------------------------------------------------------------------
 Ownership Of Hukk Shares                                          Schedule 3.5
-----------------------------------------------------------------------------------------
 Title To Properties Held By Hukk                                  Schedule 3.6
-----------------------------------------------------------------------------------------
 Intangibles; Trademarks, Trade Names, Service Marks, Registered   Schedule 3.7
  Copyrights, Patents And Pending Patents Of Hukk
-----------------------------------------------------------------------------------------
 Financial Information Of Hukk                                     Schedule 3.8
-----------------------------------------------------------------------------------------
 Tax Matters                                                       Schedule 3.9
-----------------------------------------------------------------------------------------
 Litigation Matters/Compliance With Law Issues                     Schedule 3.10(a)
-----------------------------------------------------------------------------------------
 Permits Held by Hukk                                              Schedule 3.10(b)
-----------------------------------------------------------------------------------------
 Express/Implied Warranty Product Liability Claims Against Hukk    Schedule 3.10(c)
-----------------------------------------------------------------------------------------
 Employee Benefits/Compensation Plans Offered By                   Schedule 3.11(a)
-----------------------------------------------------------------------------------------

Hukk
-----------------------------------------------------------------------------------------
 Erisa Matters                                                     Schedule 3.11(b)
-----------------------------------------------------------------------------------------
 Insurance Policies Owned/Maintained By Hukk Engineering           Schedule 3.12
-----------------------------------------------------------------------------------------
 Material Obligations Of Hukk Pursuant To Other                    Schedule 3.13
  Contracts/Agreements
-----------------------------------------------------------------------------------------
 Other Transactions By Hukk As Of Balance Sheet Date               Schedule 3.14
-----------------------------------------------------------------------------------------
 Financial Institution/Bank Accounts Of Hukk                       Schedule 3.15
-----------------------------------------------------------------------------------------
 Compensation Arrangements Of Officers, Employees And Agents Of    Schedule 3.16
  Hukk
-----------------------------------------------------------------------------------------
 Corporate Records Of Hukk                                         Schedule 3.17
-----------------------------------------------------------------------------------------
 Environmental Law Compliance By Hukk                              Schedule 3.18
-----------------------------------------------------------------------------------------
 Non-Ownership Suppliers And Customers Of Hukk                     Schedule 3.19
-----------------------------------------------------------------------------------------
 Subsidiaries Owned/Controlled By Hukk                             Schedule 3.20
-----------------------------------------------------------------------------------------
 Information and Documents of Parent                               Schedule 3.22
-----------------------------------------------------------------------------------------